Exhibit 10.2
RESTRICTED STOCK GRANT NOTICE AND AGREEMENT
     Hampshire Group, Limited (the “Company”), pursuant to its 2009 Stock Incentive Plan (the “Plan”), hereby grants to Holder the number of shares of the Restricted Stock set forth below. The Restricted Stock is subject to all of the terms and conditions as set forth in this Restricted Stock Grant Notice and Agreement (this “Grant Notice”), as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. Restricted Stock granted hereunder shall be designated as “Time Vested Restricted Stock” and “Performance Vested Restricted Stock” based upon the applicable vesting schedules described below.

Holder:

Date of Grant:

Number of Shares of Time Vested Restricted Stock:

Number of Shares of Performance Vested Restricted Stock:

Purchase Price per Share:	$0.00

Vesting Schedule:

Time Vested:	Subject to the Termination provisions below, twenty five percent (25%) of the Time Vested Restricted Stock shall vest on each of March 31, 2010, March 31, 2011, March 31, 2012, and March 31, 2013.

Performance Vested:	Subject to the Termination provisions below, twenty five percent (25%) of the Performance Vested Restricted Stock shall be eligible to vest on each of March 31, 2011, March 31, 2012, March 31, 2013, and March 31, 2014, provided, in each case, that the Company’s consolidated return on operating income for the calendar year immediately preceding the calendar year in which the applicable vesting date falls, as a percent of average working capital, is greater than or equal to the applicable Annual Performance Percentage for such year. For purposes hereof, “average working capital” shall mean current assets less current liabilities, excluding discontinued operations and the “Annual Performance Percentage” shall mean (i) six percent (6.0%) for each of the 2010 and 2011 calendar years, and (ii) eight percent (8.0%) for each of the 2012 and 2013 calendar years.

To the extent that the Company’s consolidated return during any applicable calendar year, as a percent of average working capital, is less than the applicable Annual Performance Percentage (a “Missed Year”), if in any subsequent calendar year (through and including the 2013 calendar year), the consolidated return actually achieved in such calendar year exceeds applicable Annual Performance Percentage by an amount such that the average consolidated return for the applicable calendar year and any Missed Years, expressed as a percentage of the average annual working capital for each applicable year, is greater than or equal to the applicable Cumulative Performance Percentage for such year, then all shares of Performance Vested Restricted Stock otherwise eligible to vest in respect of any Missed Year shall also vest as of the vesting date applicable to the such subsequent calendar year. For purposes hereof, the “Cumulative Performance Percentage” shall mean (i) six percent (6.0%) for each of the 2010 and 2011 calendar years, (ii) six and two-thirds percent (6.667%) for the 2012 calendar year, and (iii) seven percent (7.0%) for the 2013 calendar year.

Change in Control:	In the event of a Change in Control occurring prior to the Holder’s Termination, all shares of Restricted Stock shall vest immediately prior to such Change in Control.

Termination:	Notwithstanding the terms of Section 6(d) of the Plan regarding Termination, if the Holder’s Termination occurs as a result of the Holder’s death or Disability, (i) all Time Vested Restricted Stock shall vest as of the date of such Termination, and (ii) all Performance Vested Restricted Stock shall continue to vest as if no such Termination had occurred.

Additional Terms:	The shares of Restricted Stock granted hereunder shall be subject to the following additional terms:

• The transfer restrictions described in Section 6(b) of the Plan are incorporated herein by reference and made a part hereof.

•   Any certificates delivered to the Holder representing the Stock granted hereunder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Company deems appropriate.

•   The Holder shall be the record owner of the shares of Restricted Stock until or unless such Restricted Stock is forfeited or repurchased, or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a stockholder with respect to the Restricted Stock, subject to the terms of Section 6(a) in the case of any stock dividend declared and paid in respect of the Restricted Stock.

•   Upon vesting of the Restricted Stock, Holder will be required to satisfy applicable withholding tax obligations, if any, as provided in Section 13 of the Plan; provided, however, the Holder may elect, by notifying the Company prior to any vesting date applicable to the Restricted Stock, to satisfy applicable withholding tax obligations by using shares of Stock that would otherwise be deliverable upon the vesting of the Restricted Stock, as contemplated in Section 13 of the Plan.

• This Grant Notice does not confer upon the Holder any right to continue as an employee or service provider of the Company, the Employer or their respective Affiliates.

• This Grant Notice shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•   The Holder agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Stock (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Holder by email.
* * *
THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS GRANT NOTICE AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS THIS GRANT NOTICE AND THE PLAN.

HAMPSHIRE GROUP, LIMITED		HOLDER

By:

	Signature	Signature

Title: